Exhibit 99.1

Physicians Formula Board Approves $10 Million Stock Repurchase Program

AZUSA, CA (September 11, 2008) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced that Physicians Formula’s Board of Directors has authorized the Company to repurchase up to $10 million of the Company’s outstanding common stock (the “Repurchase Program”). The Company had approximately 14,096,227 shares of common stock outstanding as of August 8, 2008.  In connection with the Repurchase Program, the Company also announced that it has adopted a written trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to facilitate the repurchase of shares of common stock under the Repurchase Program. The Rule 10b5-1 trading plan authorizes daily share repurchases, in accordance with the conditions of Rule 10b-18 under the Exchange Act. The Company also announced today that Physicians Formula, Inc., the Company’s wholly-owned subsidiary, has entered into an amendment to its existing senior credit agreement with Union Bank of California, N.A. to permit borrowings under the revolving credit facility to fund the Repurchase Program.

“Our Board believes that at the current stock price, our stock is undervalued based on many criteria, including the long-term growth prospects for the Company, and that the Repurchase Program is an effective means to increase shareholder value,” said Ingrid Jackel, Chief Executive Officer of Physicians Formula. “Our Board also believes that we are well positioned to increase long-term shareholder value by growing our business through product innovation and differentiation, and by providing strong support for existing and new products through creative promotional activities.”

Under the terms of the Repurchase Program, the Company may repurchase shares through open market purchases or through privately negotiated transactions. The stock repurchase activities will be conducted in compliance with the safe harbor provisions of Rule 10b-18 of the Exchange Act.  The initial repurchases under the Repurchase Program will be made under a Rule 10b5-1 trading plan. Other than as set forth in any pre-arranged written trading plans under Rule 10b5-1, the Repurchase Program does not obligate the Company to repurchase any dollar amount or number of shares of its common stock, and the program may be extended, modified, suspended or discontinued at any time.

About Physicians Formula Holdings, Inc.

Physicians Formula is one of the fastest growing cosmetics companies operating in the mass market prestige, or "masstige," market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in approximately 27,000 stores throughout the U.S. including stores operated by Wal-Mart, Rite Aid, Target, CVS, Walgreens and Kroger.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

(FACE/F)

Contact:	John Mills / Anne Rakunas
Integrated Corporate Relations, Inc.
(310) 954-1100